EXHIBIT 3(B)

                                     BY-LAWS

                                       OF

                            MARGO NURSERY FARMS, INC.

                        (FORMERLY MARGO TRANSITION, INC.)

                       ARTICLE I. MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the Stockholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting shall be held within four months after the close of the corporation's fiscal year. The annual meeting of Stockholders for any year shall be held no later than thirteen months after the last preceding annual meeting of Stockholders. Business transacted at the annual meeting shall include the election of Directors of the Corporation.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the Stockholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting. A meeting requested by Stockholders shall be called for a date not less than ten nor more than sixty days after the request is made. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or Stockholders requesting the meeting shall designate another person to do so.

         SECTION 3. PLACE. Meetings of Stockholders may be held within or without the Commonwealth of Puerto Rico.

         SECTION 4. NOTICE. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not


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less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the Officer or persons calling the meeting to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered to the Stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         SECTION 5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, or if the meeting is adjourned for a period longer than 30 days, a notice of the adjourned meeting shall be given as provided in this section to each Stockholder of record on the new record date entitled to vote at such meeting.

         SECTION 6. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting a Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a state period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

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         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of Stockholders, such date in any case to be not more than sixty days and, in case of a meeting, or a written consent to action by, the Stockholders, not less than ten days prior to the date on which the particular action requiring such determination of Stockholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of Stockholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination of Stockholders.

         When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

         SECTION 7. VOTING RECORD. The Officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at a place where the meeting is to be held, and any Stockholder shall be entitled to inspect the list at any time during the usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder at any time during the meeting.

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         If the requirements of this section have not been substantially complied with, the meeting on demand of any Stockholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         SECTION 8. STOCKHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders unless otherwise provided by law.

         SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders.

         Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         A Stockholder may vote either in person or by proxy executed in writing by the Stockholder or his duly authorized attorney-in-fact.

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         At each election for Directors every Stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected at that time and for whose election he has a right to vote.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by the Officer, agent, or proxy designated by the By-Laws of the corporate Stockholder; or, in the absence of any applicable By-Law, by such person as the Board of Directors of the corporate Stockholder may designate. Proof of such designation may be made by presentation of a certified copy of the By-Laws or other instrument of the corporate Stockholder. In the absence of any such designation, or in case of conflicting designation by the corporate Stockholder, the Chairman of the Board, President, any Vice President, Secretary and Treasurer of the corporate Stockholder shall be presumed to possess, in that order, authority to vote such shares.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such Shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of

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the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

         On and after the date on which a written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

         SECTION 10. PROXIES. Every Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent without a meeting or a Stockholders' duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

         Every proxy must be signed by the Stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except as otherwise provided by law.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate Officer responsible for maintaining the list of Stockholders.

         If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right

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and manner of voting in any particular case, the voting of such shares shall be prorated.

         If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

         SECTION 11. VOTING TRUSTS. Any number of Stockholders of this corporation may create a voting trust for the purpose of conferring upon a trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a Stockholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

         SECTION 12. STOCKHOLDERS' AGREEMENTS. Two or more Stockholders, of this corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the Stockholders of record as entitled to vote the shares standing in their names.

         SECTION 13. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Any action required by law, these By-Laws, or the Articles of Incorporation of this corporation to be taken at any annual or special meeting of Stockholders of the corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote,

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if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

         Within ten days after obtaining such authorization by written consent, notice shall be given to those Stockholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger or consolidation for which dissenters' rights are provided under this act, the notice shall contain a clear statement of the right of Stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting Stockholders; notwithstanding the foregoing, the provisions contained herein shall not be interpreted as a release from duties imposed by law on the Corporation in connection with the right of dissenting Stockholders in mergers or consolidations.

                              ARTICLE II. DIRECTORS

         SECTION 1. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of a corporation shall be managed under the direction of, the Board of Directors.

         SECTION 2. QUALIFICATION. Directors need not be residents of the Commonwealth of Puerto Rico or Stockholders of this corporation.

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         SECTION 3.  COMPENSATION.  The Board of Directors shall have authority to fix the compensation of Directors.

         SECTION 4. DUTIES OF DIRECTORS. A Director shall perform his duties as a Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

         In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

                  (a) one or more Officers or employees of the corporation whom the Director reasonably believes to be reliable and competent in the matters presented,

                  (b) counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person's professional or expert competence, or

                  (c) a committee of the Board upon which he does not serve, duly designated in accordance with a resolution adopted by the Board of Directors, a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

         A Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

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         A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a Director of the corporation.

         SECTION 5. PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         SECTION 6. NUMBER. This corporation shall have five (5) Director. The number of Directors may be increased or decreased from time to time by amendment to these By-Laws, but no decrease shall have the effect of shortening the terms of any incumbent Director.

         SECTION 7. ELECTION AND TERM. Each person named in the Certificate of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of Stockholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         At the first annual meeting of Stockholders and at each annual meeting thereafter the Stockholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote

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of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the Stockholders.

         SECTION 9. REMOVAL OF DIRECTORS. At a meeting of Stockholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

         SECTION 10. QUORUM AND VOTING. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 11. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are Directors or Officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

                  (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee and, the board or committee in good faith authorizes, approves or ratifies the contract or transaction


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by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

                  (b) The material facts of such relationship or interest are disclosed or known to the Stockholders entitled to vote and they authorize, approve or ratify in good faith such contract or transaction by vote or written consent; or

                  (c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee or the Stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         SECTION 12. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

                  (a) approve or recommend to Stockholders actions or proposals required by law to be approved by Stockholders,

                  (b) designate candidates for the office of Director, for purposes of proxy solicitation or otherwise,

                  (c) fill vacancies on the Board of Directors or any committee thereof,

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                  (d) amend the By-Laws,

                  (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

                  (f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of share, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

         The Board of Directors, by resolution adopted in accordance with this section, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

         SECTION 13. PLACE OF MEETINGS. Regular and special meetings by the Board of Directors may be held within or without the Commonwealth of Puerto Rico.

         SECTION 14. TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the Board of Directors shall be held without notice immediately following the annual meeting of Stockholders. Written notice of the


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time and place of special meetings of the Board of Directors shall be given to each Director by either personal delivery, telegram, telex or cable at least two days before the meeting or by notice mailed to the Director at least five days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

         Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the corporation, or by any two Directors.

         Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating


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in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 15. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Directors of a corporation, or any action which may be taken at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.